Evolus Reports First Quarter 2019 Financial Results
U.S. Sales Force Hired and Trained with U.S Launch of Jeuveau™ Imminent
Newport Beach, Calif., April 30, 2019 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the first quarter ended March 31, 2019.
Recent Company Highlights:

•	Secured a $100 million senior debt facility with Oxford Finance LLC and drew $75 million upon close

•	Announced peer-reviewed publications of:

•	the largest aesthetic head-to-head pivotal trial comparing Jeuveau™ and BOTOX® in the Aesthetic Surgery Journal

•	U.S. Phase III pivotal trial results for Jeuveau™ in Dermatologic Surgery

•	Announced Jeuveau™ premium list price of $610 per 100-unit vial

•	Received positive CHMP opinion for Nuceiva™ (900kDa neurotoxin) in the European Union with an anticipated approval within 90 days
“Evolus is well capitalized, our sales team is hired and trained, our head-to-head clinical data versus BOTOX® is published and we are now on the brink of launching the first new 900kDa neurotoxin to enter the United States in nearly 30 years,” said David Moatazedi, President and Chief Executive Officer. “We have delivered on all major company milestones, within our stated timelines, and we now set our sights on our goal of achieving the number two market position within 24 months of launch.”

First Quarter 2019 Financial Results
Operating expenses for the first quarter ended March 31, 2019 were $25.3 million, as compared to $6.0 million in the first quarter 2018. The increase was primarily attributable to higher general and administrative expenses resulting from hiring new employees, increases in costs related to operating as a public company, higher sales and marketing expenses related to the pre-launch activities for Jeuveau™ and an expense from revaluing the contingent royalty obligation.
Non-GAAP operating expense for the first quarter ended March 31, 2019 was $17.9 million and was calculated as operating expense excluding stock-based compensation of $2.0 million, expense of $4.9 million resulting from the revaluation of the contingent royalty obligation, and depreciation and amortization expense of $0.5 million.
Net loss for the first quarter ended March 31, 2019 was $11.0 million, or $0.40 basic and diluted net loss per share, compared with a net loss of $6.2 million, or $0.30 basic and diluted net loss per share, for the first quarter 2018. Net loss in the first quarter 2019 includes an income tax benefit of $14.5 million which reduced net loss per basic and diluted share by $0.53. This income tax benefit resulted from a partial release of valuation allowance for deferred tax assets as the in-process research and development project was completed upon the FDA approval of Jeuveau™ and the related intangible asset became amortizable.
Total cash and cash equivalents and short-term investments were $133.7 million as of March 31, 2019, compared to $93.2 million as of December 31, 2018. During the first quarter of 2019, the Company received proceeds of $71.7 million net of discounts and issuance costs upon drawing down the first tranche of $75 million of the senior debt facility with Oxford Finance LLC. During the same period, the Company used $31.2 million of cash, including $12.8 million of milestone payments paid under various arrangements upon receiving the FDA approval of Jeuveau™.
Conference Call Information
Management will host a conference call and webcast to discuss Evolus' financial results today at 4:30 p.m. ET. The dial-in numbers are (866) 916-2317 for domestic callers and (703) 925-2662 for international callers, and the conference ID is 2391067.
A replay of the call will be available following its completion through May 9, 2019. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 2391067.
A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, https://investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the call.
About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau™ (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau™ is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.
Forward-Looking Statements
Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expect,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” and similar words. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Evolus’ periodic filings with the Securities and Exchange Commission, including factors described in the section entitled ”Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on March 20, 2019, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.
Use of Non-GAAP Financial Measures
Evolus' financial results are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expense which is calculated as total operating expenses, excluding: (i) stock-based compensation expense, (ii) the revaluation of contingent royalty obligations, and (iii) depreciation and amortization. Management believes that non-GAAP operating expenses are useful in helping to identify recurring operation performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses will enable investors to assess in the same way management assesses Evolus' current and future operations. Non-GAAP operating expenses should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of non-GAAP Operating Expenses to total operating expenses, the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” in the financial schedules below.

Jeuveau™ and Nuceiva™ are trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Botox® is a registered trademark of Allergan, Inc.
Evolus, Inc. Contacts:

Investor Contacts:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Brian Johnston, The Ruth Group
Tel: +1-646-536-7028
Email: IR@Evolus.com

Media Contacts:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended March 31,
	2019	2018
Operating expenses:
Research and development	$2,353	$1,678
General and administrative	17,519	3,467
Revaluation of contingent royalty obligation	4,913	900
Depreciation and amortization	484	—
Total operating expenses	25,269	6,045
Loss from operations	(25,269)	(6,045)
Other income (expense):
Interest income	389	—
Interest expense	(618)	(107)
Loss before income taxes	(25,498)	(6,152)
Income tax (benefit) expense	(14,523)	10
Net loss	$(10,975)	$(6,162)
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net of tax	(9)	—
Comprehensive loss	$(10,984)	$(6,162)
Net loss per share, basic and diluted	$(0.40)	$(0.30)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	27,330	20,226

Evolus, Inc.
Summary of Balance Sheet Data
(Unaudited, in thousands)

	March 31, 2019	December 31, 2018
Balance Sheet Data:
Cash and cash equivalents	$54,367	$93,162
Short-term investments	79,313	—
Total cash, cash equivalents, and short-term investments	$133,680	$93,162

Working capital	$129,684	$89,063
Total assets	220,929	171,844
Total current liabilities	9,400	5,276
Total liabilities	145,572	87,460
Accumulated deficit	(134,000)	(123,025)
Total stockholders’ equity	$75,357	$84,384

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP operating expenses	$25,269	$6,045
Adjustments:
Revaluation of contingent royalty obligation	4,913	900
Stock-based compensation	1,998	1,006
Depreciation and amortization	484	—
Non-GAAP operating expenses	$17,874	$4,139